UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Digital World Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Hi {First Name}! This is {Agent’s First Name} with Alliance Advisors, on behalf of your investment with Digital World Acquisition Corp (DWAC).

DWAC’s Annual Meeting of Stockholders is taking place on December 19, 2023, and we need your vote before then. The Board of Directors is encouraging all stockholders to vote their shares IN FAVOR of all proposals. To vote, please contact us at 1-877-728-4996 or use the link below.

[Individual Link Here]

For full access to DWAC’s comprehensive proxy materials – the Proxy Statement, Annual Report, and both Proxy Supplement Statements filed on December 5 and December 8, 2023 – we invite you to visit proxyvote.com. Please use your unique 16-digit control number to review these documents. You may also obtain these documents by requesting them via e-mail from DWAC at info@dwacspac.com.

Thanks.